Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports 2nd Quarter GAAP and All-Time Record Quarterly Adjusted EPS from Continuing Operations

•	EPS from continuing operations was $3.18 compared to EPS from continuing operations of $1.12 in the prior year

◦	Second quarter 2020 net income from continuing operations included a non-cash unrealized gain related to our investment in Vroom of $161 million after-tax, or $1.82 per share

•	Adjusted EPS from continuing operations was an all-time record $1.41, an increase of 18% compared to adjusted EPS from continuing operations of $1.20 in the prior year

•	Same-store Total Variable vehicle gross profit per vehicle retailed was up $585 or 16% compared to the year-ago period

•	SG&A as a percentage of gross profit was 68.9%. Adjusted SG&A as a percentage of gross profit was 68.2%, a decrease of 330 basis points compared to the prior year.

•	AutoNation announces future expansion of AutoNation USA pre-owned vehicle sales and service centers

FORT LAUDERDALE, Fla., (July 23, 2020) — AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported second quarter 2020 net income from continuing operations of $280 million, or $3.18 per share, which included a non-cash unrealized gain related to our investment in Vroom of $161 million after-tax, or $1.82 per share. Second quarter 2019 net income from continuing operations was $101 million, or $1.12 per share, which included non-cash franchise rights impairment charges of $7 million after-tax, or $0.08 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
Same-store second quarter 2020 revenue totaled $4.5 billion, a decrease of 14% compared to the same period a year ago. Same-store second quarter 2020 gross profit totaled $795 million, a decrease of 9% compared to the year-ago period. Same-store new vehicle gross profit per vehicle retailed was $2,194, up $389 or 22% compared to the year-ago period. Same-store used vehicle gross profit per vehicle retailed was $1,801, up $338 or 23% compared to the year-ago-period. Same store Customer Financial Services gross profit per vehicle retailed was an all-time record $2,172, up $240 or 12% compared to the year-ago period.

Selected GAAP Financial Data	($ in millions, except per share data)
	Q2 2020	Q2 2019	YoY
Revenue	$4,533.0	$5,343.8	-15%
Gross Profit	$795.0	$890.8	-11%
Operating Income	$201.4	$203.5	-1%
Net Income from Continuing Operations	$279.9	$101.0	NM
Diluted EPS from Continuing Operations	$3.18	$1.12	NM

Selected Non-GAAP Financial Data	($ in millions, except per share data)
	Q2 2020	Q2 2019	YoY
Adjusted Operating Income	$206.9	$213.1	-3%
Adjusted Net Income from Continuing Operations	$123.9	$108.3	14%
Adjusted Diluted EPS from Continuing Operations	$1.41	$1.20	18%

NM = Not Meaningful

Digital Engagement Drives Sustainable Advantage
The COVID-19 pandemic has accelerated a shift in consumer behavior towards digital engagement. Our goal is to provide a peerless customer experience, while empowering the customer to engage with us on their terms. Our AutoNation Express online selling tools enable customers to buy and sell vehicles online, and our store-to-door delivery option allows customers to completely avoid visiting a showroom if they choose. Through our digital capabilities and physical stores, we have empowered the customer to do as much or as little of the transaction online as they choose.

AutoNation is also investing in data and analytics. The Company’s proprietary Equity Mining Tool leverages its millions of sales and service transactions into a central system that enables business development. The Equity Mining Tool automatically appraises customers’ current vehicles and identifies a newer replacement vehicle they can upgrade into for a similar or lower payment. Additionally, it shows household vehicles, service history, propensity to purchase and Customer Financial Service product history. AutoNation’s Equity Mining Tool is leveraged in our dealerships’ sales process and direct marketing campaigns.

AutoNation’s proprietary Equity Mining Tool was foundational for the recently launched Customer 360 application. Customer 360 provides a more complete picture of our customers, enabling us to provide a customized experience for each of our customers, while strengthening our relationship and identifying additional sales and service opportunities.

Expense Control
Over the last two years, AutoNation has taken an aggressive approach to streamline the business. The Company’s continued investment in digital created greater efficiencies, including position eliminations and a reduction in advertising expenses. Additionally, in 2018, AutoNation implemented a restructuring plan that reduced costs annually and consolidated its region infrastructure from three to two. This year, the Company made further reductions to headcount, advertising, and discretionary spending.  These efforts allowed us to deliver adjusted SG&A as a percentage of gross profit of 68.2% in the second quarter of 2020, which represents a 520-basis point improvement compared to the second quarter of 2018. AutoNation will continue to target operating below 69% SG&A as a percentage of gross profit on a long-term basis.

Capital Allocation
AutoNation is prioritizing its investment in capital expenditures towards opportunities with the greatest return potential. The Company today announced the planned expansion of its AutoNation USA stand-alone pre-owned vehicle sales and service centers. AutoNation plans to build at least 20 additional stores over the next three years and will provide details of the roll-out schedule in the third quarter of 2020. The stores will allow the Company to continue providing customers a peerless experience with its ‘One Price’ model and its customer-centric selling processes. This expansion will also allow the Company to leverage its brand, scale, ‘We’ll Buy Your Car’ sourcing initiative, and digital capabilities to capture a larger portion of the used vehicle market.

Segment Results
Segment results(1) for the second quarter 2020 were as follows:
Second Quarter 2020 Segment Results

•	Domestic – Domestic segment income(2) was $82 million compared to year-ago segment income of $66 million, an increase of 25%.

•	Import – Import segment income(2) was $88 million compared to year-ago segment income of $81 million, an increase of 8%.

•	Premium Luxury – Premium Luxury segment income(2) was $89 million compared to year-ago segment income of $95 million, a decrease of 6%.

For the six-month period ended June 30, 2020, AutoNation reported net income from continuing operations of $48 million, or $0.54 per share, compared to $193 million, or $2.14 per share, in the prior year. Adjusted net income from continuing operations was $206 million, or $2.32 per share, compared to $194 million, or $2.15 per share, in the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

The second quarter conference call may be accessed by telephone at (866) 211-3176 (Conference ID: 2597206) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 23, 2020, through August 13, 2020, by calling (800) 585-8367 (Conference ID: 2597206).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most recognized automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of June 30, 2020, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 12 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised nearly $25 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackon, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income tax provision, adjusted effective tax rate, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding the impact of the COVID-19 pandemic on our business, results of operations, and financial condition, the actions we are taking in response to the COVID-19 pandemic, our strategic initiatives, partnerships, or investments, including the planned expansion of our AutoNation USA stand-alone pre-owned vehicle sales and service centers, our investments in digital and online capabilities, and other brand extension strategies, as well as statements regarding our expectations for the future performance of our business (including with respect to SG&A as a percentage of gross profit) and the automotive retail industry and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: the resolution of the COVID-19 pandemic; the extent to which our dealerships are classified as essential services; the response by federal, state, and local governments and other third parties to the COVID-19 pandemic; supply chain disruptions; economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stand-alone pre-owned vehicle sales and service centers, our investments in digital and online capabilities, and other brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
New vehicle	$2,261.3	$2,769.6	$4,543.2	$5,266.3
Used vehicle	1,324.5	1,379.4	2,573.2	2,719.0
Parts and service	689.9	901.5	1,566.2	1,778.2
Finance and insurance, net	246.4	255.2	482.2	491.7
Other	10.9	38.1	35.2	70.4
Total revenue	4,533.0	5,343.8	9,200.0	10,325.6
Cost of sales:
New vehicle	2,141.7	2,644.1	4,327.2	5,018.9
Used vehicle	1,207.5	1,282.6	2,365.2	2,531.7
Parts and service	378.5	489.6	866.0	967.4
Other	10.3	36.7	33.4	67.6
Total cost of sales	3,738.0	4,453.0	7,591.8	8,585.6
Gross profit	795.0	890.8	1,608.2	1,740.0
Selling, general, and administrative expenses	547.9	637.0	1,148.6	1,260.0
Depreciation and amortization	49.1	44.4	97.2	88.5
Goodwill impairment	—	—	318.3	—
Franchise rights impairment	—	9.6	57.5	9.6
Other (income) expense, net(1)	(3.4)	(3.7)	4.5	(12.4)
Operating income (loss)	201.4	203.5	(17.9)	394.3
Non-operating income (expense) items:
Floorplan interest expense	(16.3)	(37.4)	(41.8)	(76.4)
Other interest expense	(23.2)	(27.7)	(46.7)	(55.5)
Interest income	0.1	0.1	0.2	0.3
Other income (loss), net(2)	214.5	(0.3)	211.5	1.6
Income from continuing operations before income taxes	376.5	138.2	105.3	264.3
Income tax provision	96.6	37.2	57.6	71.2
Net income from continuing operations	279.9	101.0	47.7	193.1
Loss from discontinued operations, net of income taxes	(0.1)	(0.2)	(0.2)	(0.3)
Net income	$279.8	$100.8	$47.5	$192.8
Diluted earnings (loss) per share(3):
Continuing operations	$3.18	$1.12	$0.54	$2.14
Discontinued operations	$—	$—	$—	$—
Net income	$3.18	$1.12	$0.53	$2.13
Weighted average common shares outstanding	88.1	90.2	89.0	90.4
Common shares outstanding, net of treasury stock, at period end	87.2	89.1	87.2	89.1

(1)	Primarily comprised of non-cash asset impairment charges, net gains on store/property dispositions, and gains on legal settlements.

(2)	Current period primarily comprised of unrealized gain on equity investment.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,261.3	$2,769.6	$(508.3)	(18.4)	$4,543.2	$5,266.3	$(723.1)	(13.7)
Retail used vehicle	1,262.5	1,307.2	(44.7)	(3.4)	2,424.5	2,569.0	(144.5)	(5.6)
Wholesale	62.0	72.2	(10.2)	(14.1)	148.7	150.0	(1.3)	(0.9)
Used vehicle	1,324.5	1,379.4	(54.9)	(4.0)	2,573.2	2,719.0	(145.8)	(5.4)
Finance and insurance, net	246.4	255.2	(8.8)	(3.4)	482.2	491.7	(9.5)	(1.9)
Total variable operations	3,832.2	4,404.2	(572.0)	(13.0)	7,598.6	8,477.0	(878.4)	(10.4)
Parts and service	689.9	901.5	(211.6)	(23.5)	1,566.2	1,778.2	(212.0)	(11.9)
Other	10.9	38.1	(27.2)		35.2	70.4	(35.2)
Total revenue	$4,533.0	$5,343.8	$(810.8)	(15.2)	$9,200.0	$10,325.6	$(1,125.6)	(10.9)
Gross profit:
New vehicle	$119.6	$125.5	$(5.9)	(4.7)	$216.0	$247.4	$(31.4)	(12.7)
Retail used vehicle	105.8	90.5	15.3	16.9	189.3	174.8	14.5	8.3
Wholesale	11.2	6.3	4.9		18.7	12.5	6.2
Used vehicle	117.0	96.8	20.2	20.9	208.0	187.3	20.7	11.1
Finance and insurance	246.4	255.2	(8.8)	(3.4)	482.2	491.7	(9.5)	(1.9)
Total variable operations	483.0	477.5	5.5	1.2	906.2	926.4	(20.2)	(2.2)
Parts and service	311.4	411.9	(100.5)	(24.4)	700.2	810.8	(110.6)	(13.6)
Other	0.6	1.4	(0.8)		1.8	2.8	(1.0)
Total gross profit	795.0	890.8	(95.8)	(10.8)	1,608.2	1,740.0	(131.8)	(7.6)
Selling, general, and administrative expenses	547.9	637.0	89.1	14.0	1,148.6	1,260.0	111.4	8.8
Depreciation and amortization	49.1	44.4	(4.7)		97.2	88.5	(8.7)
Goodwill impairment	—	—	—		318.3	—	(318.3)
Franchise rights impairment	—	9.6	9.6		57.5	9.6	(47.9)
Other (income) expense, net	(3.4)	(3.7)	(0.3)		4.5	(12.4)	(16.9)
Operating income (loss)	201.4	203.5	(2.1)	(1.0)	(17.9)	394.3	(412.2)	NM
Non-operating income (expense) items:
Floorplan interest expense	(16.3)	(37.4)	21.1		(41.8)	(76.4)	34.6
Other interest expense	(23.2)	(27.7)	4.5		(46.7)	(55.5)	8.8
Interest income	0.1	0.1	—		0.2	0.3	(0.1)
Other income (loss), net	214.5	(0.3)	214.8		211.5	1.6	209.9
Income from continuing operations before income taxes	$376.5	$138.2	$238.3	NM	$105.3	$264.3	$(159.0)	NM
Retail vehicle unit sales:
New	54,513	70,516	(16,003)	(22.7)	111,252	134,029	(22,777)	(17.0)
Used	58,920	62,339	(3,419)	(5.5)	115,069	123,510	(8,441)	(6.8)
	113,433	132,855	(19,422)	(14.6)	226,321	257,539	(31,218)	(12.1)
Revenue per vehicle retailed:
New	$41,482	$39,276	$2,206	5.6	$40,837	$39,292	$1,545	3.9
Used	$21,427	$20,969	$458	2.2	$21,070	$20,800	$270	1.3
Gross profit per vehicle retailed:
New	$2,194	$1,780	$414	23.3	$1,942	$1,846	$96	5.2
Used	$1,796	$1,452	$344	23.7	$1,645	$1,415	$230	16.3
Finance and insurance	$2,172	$1,921	$251	13.1	$2,131	$1,909	$222	11.6
Total variable operations(1)	$4,159	$3,547	$612	17.3	$3,921	$3,549	$372	10.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

NM = Not Meaningful

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	49.9	51.8	49.4	51.0
Used vehicle	29.2	25.8	28.0	26.3
Parts and service	15.2	16.9	17.0	17.2
Finance and insurance, net	5.4	4.8	5.2	4.8
Other	0.3	0.7	0.4	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	15.0	14.1	13.4	14.2
Used vehicle	14.7	10.9	12.9	10.8
Parts and service	39.2	46.2	43.5	46.6
Finance and insurance	31.0	28.6	30.0	28.3
Other	0.1	0.2	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.3	4.5	4.8	4.7
Used vehicle - retail	8.4	6.9	7.8	6.8
Parts and service	45.1	45.7	44.7	45.6
Total	17.5	16.7	17.5	16.9
Selling, general, and administrative expenses	12.1	11.9	12.5	12.2
Operating income (loss)	4.4	3.8	NM	3.8
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	68.9	71.5	71.4	72.4
Operating income (loss)	25.3	22.8	NM	22.7

NM = Not Meaningful

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
Domestic	$1,486.0	$1,707.3	$(221.3)	(13.0)	$2,969.5	$3,276.1	$(306.6)	(9.4)
Import	1,325.3	1,627.3	(302.0)	(18.6)	2,687.4	3,123.4	(436.0)	(14.0)
Premium luxury	1,564.8	1,820.9	(256.1)	(14.1)	3,181.6	3,555.0	(373.4)	(10.5)
Total	4,376.1	5,155.5	(779.4)	(15.1)	8,838.5	9,954.5	(1,116.0)	(11.2)
Corporate and other	156.9	188.3	(31.4)	(16.7)	361.5	371.1	(9.6)	(2.6)
Total consolidated revenue	$4,533.0	$5,343.8	$(810.8)	(15.2)	$9,200.0	$10,325.6	$(1,125.6)	(10.9)

Segment income*:
Domestic	$82.1	$65.9	$16.2	24.6	$136.2	$122.1	$14.1	11.5
Import	88.3	81.4	6.9	8.5	154.2	154.0	0.2	0.1
Premium luxury	89.2	95.3	(6.1)	(6.4)	169.4	179.6	(10.2)	(5.7)
Total	259.6	242.6	17.0	7.0	459.8	455.7	4.1	0.9
Corporate and other	(74.5)	(76.5)	2.0		(519.5)	(137.8)	(381.7)
Add: Floorplan interest expense	16.3	37.4	(21.1)		41.8	76.4	(34.6)
Operating income (loss)	$201.4	$203.5	$(2.1)	(1.0)	$(17.9)	$394.3	$(412.2)	NM

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	18,048	22,685	(4,637)	(20.4)	36,375	42,890	(6,515)	(15.2)
Import	23,605	31,957	(8,352)	(26.1)	48,892	60,713	(11,821)	(19.5)
Premium luxury	12,860	15,874	(3,014)	(19.0)	25,985	30,426	(4,441)	(14.6)
	54,513	70,516	(16,003)	(22.7)	111,252	134,029	(22,777)	(17.0)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Domestic:
Ford, Lincoln	12.5	11.2	11.9	11.4
Chevrolet, Buick, Cadillac, GMC	10.5	11.1	11.2	11.0
Chrysler, Dodge, Jeep, Ram	10.1	9.9	9.6	9.6
Domestic total	33.1	32.2	32.7	32.0
Import:
Toyota	19.2	19.9	20.2	19.5
Honda	13.6	14.4	13.6	14.5
Nissan	2.4	3.6	2.6	3.7
Other Import	8.1	7.4	7.5	7.6
Import total	43.3	45.3	43.9	45.3
Premium Luxury:
Mercedes-Benz	9.7	8.4	9.4	8.5
BMW	5.7	6.2	5.7	6.1
Lexus	2.3	2.2	2.4	2.3
Audi	2.1	2.0	2.1	2.0
Jaguar Land Rover	2.3	2.2	2.4	2.3
Other Premium Luxury	1.5	1.5	1.4	1.5
Premium Luxury total	23.6	22.5	23.4	22.7
	100.0	100.0	100.0	100.0

NM = Not Meaningful

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Capital expenditures (1)	$24.6	$67.2	$54.6	$107.6
Cash paid for acquisitions, net of cash acquired	$—	$—	$0.4	$4.3
Proceeds from exercises of stock options	$—	$2.9	$1.0	$3.2
Stock repurchases:
Aggregate purchase price	$—	$11.2	$80.0	$44.7
Shares repurchased (in millions)	—	0.3	2.5	1.3

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Variance	2020	2019	Variance
Floorplan assistance earned (included in cost of sales)	$23.7	$27.6	$(3.9)	$48.3	$52.8	$(4.5)
New vehicle floorplan interest expense	(14.1)	(35.0)	20.9	(37.2)	(71.4)	34.2
Net new vehicle inventory carrying benefit (cost)	$9.6	$(7.4)	$17.0	$11.1	$(18.6)	$29.7

Balance Sheet and Other Highlights	June 30, 2020	December 31, 2019	June 30, 2019
Cash and cash equivalents	$257.3	$42.0	$51.1
Inventory	$2,432.3	$3,305.8	$3,517.9
Total floorplan notes payable	$2,522.9	$3,575.8	$3,731.2
Non-vehicle debt	$2,090.4	$2,104.1	$2,440.1
Equity	$3,137.7	$3,162.1	$2,882.9

New days supply (industry standard of selling days)	49 days	52 days	75 days
Used days supply (trailing calendar month days)	31 days	39 days	35 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.31x
Covenant	less than or equal to	3.75x

Capitalization ratio		47.9%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported									$279.8	$100.8	$3.18	$1.12
Discontinued operations, net of income taxes									0.1	0.2	$—	$—
From continuing operations, as reported	$201.4	$203.5	$376.5	$138.2	$96.6	$37.2	25.7%	26.9%	279.9	101.0	$3.18	$1.12
Unrealized gain on equity investment			(214.7)	—	(54.2)	—			(160.5)	—	$(1.82)	$—
Executive separation costs	5.5	—	5.5	—	1.0	—			4.5	—	$0.05	$—
Franchise rights impairment	—	9.6	—	9.6	—	2.3			—	7.3	$—	$0.08
Adjusted	$206.9	$213.1	167.3	147.8	43.4	39.5	25.9%	26.7%	$123.9	$108.3	$1.41	$1.20

	Six Months Ended June 30,
	Operating Income (Loss)		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported									$47.5	$192.8	$0.53	$2.13
Discontinued operations, net of income taxes									0.2	0.3	$—	$—
From continuing operations, as reported	$(17.9)	$394.3	$105.3	$264.3	$57.6	$71.2	54.7%	26.9%	47.7	193.1	$0.54	$2.14
Unrealized gain on equity investment			(214.7)	—	(54.2)	—			(160.5)	—	$(1.80)	$—
Executive separation costs	5.5	—	5.5	—	1.0	—			4.5	—	$0.05	$—
Goodwill and franchise rights impairment	375.8	9.6	375.8	9.6	67.4	2.3			308.4	7.3	$3.47	$0.08
Asset impairments and net gains on store dispositions	8.4	(8.3)	8.4	(8.3)	2.2	(2.0)			6.2	(6.3)	$0.07	$(0.07)
Adjusted	$371.8	$395.6	$280.3	$265.6	$74.0	$71.5	26.4%	26.9%	$206.3	$194.1	$2.32	$2.15

	Three Months Ended June 30,
	SG&A	SG&A as a Percentage of Gross Profit (%)
As reported	$547.9	68.9
Excluding executive separation costs	5.5	0.7
Adjusted	$542.4	68.2

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax benefit/expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,261.3	$2,728.7	$(467.4)	(17.1)	$4,538.9	$5,183.5	$(644.6)	(12.4)
Retail used vehicle	1,262.4	1,285.2	(22.8)	(1.8)	2,421.6	2,523.5	(101.9)	(4.0)
Wholesale	62.0	71.3	(9.3)	(13.0)	148.5	147.8	0.7	0.5
Used vehicle	1,324.4	1,356.5	(32.1)	(2.4)	2,570.1	2,671.3	(101.2)	(3.8)
Finance and insurance, net	246.4	251.6	(5.2)	(2.1)	481.9	484.6	(2.7)	(0.6)
Total variable operations	3,832.1	4,336.8	(504.7)	(11.6)	7,590.9	8,339.4	(748.5)	(9.0)
Parts and service	689.5	883.2	(193.7)	(21.9)	1,561.1	1,740.0	(178.9)	(10.3)
Other	11.0	38.1	(27.1)		35.1	70.2	(35.1)
Total revenue	$4,532.6	$5,258.1	$(725.5)	(13.8)	$9,187.1	$10,149.6	$(962.5)	(9.5)

Gross profit:
New vehicle	$119.6	$124.9	$(5.3)	(4.2)	$215.6	$245.9	$(30.3)	(12.3)
Retail used vehicle	106.1	89.3	16.8	18.8	189.5	172.6	16.9	9.8
Wholesale	11.1	6.3	4.8		18.7	12.7	6.0
Used vehicle	117.2	95.6	21.6	22.6	208.2	185.3	22.9	12.4
Finance and insurance	246.4	251.6	(5.2)	(2.1)	481.9	484.6	(2.7)	(0.6)
Total variable operations	483.2	472.1	11.1	2.4	905.7	915.8	(10.1)	(1.1)
Parts and service	311.2	404.2	(93.0)	(23.0)	698.7	794.5	(95.8)	(12.1)
Other	0.8	1.6	(0.8)		1.8	3.0	(1.2)
Total gross profit	$795.2	$877.9	$(82.7)	(9.4)	$1,606.2	$1,713.3	$(107.1)	(6.3)

Retail vehicle unit sales:
New	54,512	69,213	(14,701)	(21.2)	111,193	131,365	(20,172)	(15.4)
Used	58,910	61,024	(2,114)	(3.5)	114,935	120,698	(5,763)	(4.8)
	113,422	130,237	(16,815)	(12.9)	226,128	252,063	(25,935)	(10.3)

Revenue per vehicle retailed:
New	$41,483	$39,425	$2,058	5.2	$40,820	$39,459	$1,361	3.4
Used	$21,429	$21,061	$368	1.7	$21,069	$20,908	$161	0.8

Gross profit per vehicle retailed:
New	$2,194	$1,805	$389	21.6	$1,939	$1,872	$67	3.6
Used	$1,801	$1,463	$338	23.1	$1,649	$1,430	$219	15.3
Finance and insurance	$2,172	$1,932	$240	12.4	$2,131	$1,923	$208	10.8
Total variable operations(1)	$4,162	$3,577	$585	16.4	$3,923	$3,583	$340	9.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	49.9	51.9	49.4	51.1
Used vehicle	29.2	25.8	28.0	26.3
Parts and service	15.2	16.8	17.0	17.1
Finance and insurance, net	5.4	4.8	5.2	4.8
Other	0.3	0.7	0.4	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	15.0	14.2	13.4	14.4
Used vehicle	14.7	10.9	13.0	10.8
Parts and service	39.1	46.0	43.5	46.4
Finance and insurance	31.0	28.7	30.0	28.3
Other	0.2	0.2	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.3	4.6	4.8	4.7
Used vehicle - retail	8.4	6.9	7.8	6.8
Parts and service	45.1	45.8	44.8	45.7
Total	17.5	16.7	17.5	16.9